TERMINATION AGREEMENT
TERMINATION AGREEMENT (this “Agreement”), dated as of December 20, 2019, by and among AgroFresh Solutions, Inc., f/k/a Boulevard Acquisition Corp., a Delaware corporation (the “Company”), The Dow Chemical Company, a Delaware corporation (“TDCC”), Rohm and Haas Company, a Delaware corporation (“ROH”), and AgroFresh Inc., an Illinois corporation (“AgroFresh”). The Company, TDCC, ROH and AgroFresh are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
WITNESSETH:
WHEREAS, the Parties are parties to that certain Tax Receivables Agreement, dated as of July 31, 2015 (as amended, the “TRA”), pursuant to which, among other things, the Company is required to make certain payments to ROH; and
WHEREAS, the Parties wish to settle all obligations of the Company and AgroFresh to ROH and TDCC under, and to terminate in full, the TRA, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, covenants and agreements herein contained, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereto hereby agree as follows:
1.Payments. In consideration of the termination of the TRA as set forth herein, the Company shall pay, or cause to be paid, to TDCC (or one or more subsidiaries of TDCC) the following amounts, in each case payable on or prior to December 20, 2019, to the account or accounts designated by TDCC (such payments, collectively, the “Payments”): (a) $14,000,000 in United States Dollars, (b) 4,072,100 in Brazilian Real and (c) 59,816,000 in Argentine Peso.
2.Termination of TRA. Notwithstanding anything to the contrary set forth therein, the TRA is hereby terminated effective immediately and all provisions contained therein are of no further force and effect, with no remaining liability of any party to the TRA with respect thereto, other than the obligation of the Company to make (or cause to be made) the Payments in accordance with Section 1 of this Agreement. Each of TDCC and ROH, on behalf of itself and its affiliates and its and their respective successors and assigns, hereby releases the Company, AgroFresh and their respective affiliates and its and their respective successors and assigns from any and all claims, liabilities or other obligations arising under or in connection with the TRA (other than the obligation of the Company to make (or cause to be made) the Payments in accordance with Section 1 of this Agreement); and each of the Company and AgroFresh, on behalf of itself and its affiliates and its and their respective successors and assigns, hereby releases TDCC, ROH and their respective affiliates and its and their respective successors and assigns from any and all claims, liabilities or other obligations arising under or in connection with the TRA.

3.General Representations. As an inducement to the other Parties to enter into this Agreement, each Party hereto hereby represents and warrants to the other Parties the following:
a.Organization; Good Standing; Qualification. Such Party is validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other business entity power and authority to conduct its business as currently conducted, except where the failure to be in good standing or to have such power and authority would not materially impair such Party’s ability to consummate the transactions contemplated hereby or comply with the terms and provisions hereof applicable to such Party.
b.Authority; Approvals. Such Party has requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and duly and validly executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Parties hereto) constitutes legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by limitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally from time to time in effect or general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing with respect to those jurisdictions that recognize such concepts).
c.No Violation. Neither the execution and delivery of this Agreement by such Party nor the consummation by such Party of the transactions contemplated hereby nor compliance by such Party with any of the terms or provisions hereof applicable to such Party will (i) violate any provision of such Party’s constituent documents or (ii) (A) violate any law applicable to such Party or any of its respective assets or (B) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or cancellation of, or result in the creation of any lien upon any of the assets of such Party under any of the terms, conditions or provisions of any contract to which such Party is a party, or by which their or any of its assets may be bound, except, in the case of clause (ii) where such violation conflict, breach, default, termination, cancellation or lien (as applicable) would not materially impair such Party’s ability to consummate the transactions contemplated hereby or to comply with the terms and provisions hereof applicable to such Party.

d.Consents and Approvals. No consents or approvals of or filings or registrations with any governmental authority, or of or with any third party, are necessary in connection with the execution and delivery by such Party of this Agreement or the consummation by such Party of the transactions contemplated hereby and compliance by such Party with any of the provisions hereof.
4.Miscellaneous.
a.Publicity. No public announcement or other publicity regarding the existence of this Agreement or its contents or the transactions contemplated hereby shall be made by the Parties or any of their respective representatives without the prior written consent of the Company and TDCC (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the prior written consent of the Company or TDCC shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to a press release, public announcement or communication previously issued with the prior written consent of such Party. Notwithstanding the foregoing, nothing in this Section 4(a) shall prevent any Party or its affiliates or any other person or entity from making any public announcement or disclosure required by law or the rules of any stock exchange; provided that prior to making such required public announcement or disclosure such Party, its affiliate or other person or entity shall give the Company and TDCC (in each case to the extent such Party is not the disclosing Party) prior notice of, and a reasonable opportunity to comment on, the timing and contents of the proposed public announcement or disclosure.
b.Further Assurances. On and after the execution of this Agreement, each Party hereto shall execute and deliver to any other Party such documents, agreements and other instruments as may be reasonably requested by such other Party and are required to effectuate the transactions contemplated by this Agreement.
c.Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth herein.
d.Amendments and Waivers. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by the Parties hereto. The failure of a Party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term or covenant contained in this Agreement shall be effective unless it is in a writing signed by such Party.

e.Assignment; No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
f.Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
g.Counterparts. This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
h.Definitional Provisions and Interpretation. The headings preceding the text of Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term. The use of “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. Reference to any person or entity includes such person’s or entity’s successors and assigns to the extent such successors and assigns are permitted by the terms of this Agreement, and reference to a person or entity in a particular capacity excludes such person or entity in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Underscored references to Sections or clauses shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Section, paragraph or clause of this Agreement.
i.Applicable Law. This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

j.Jurisdiction of Disputes; Waiver of Jury Trial. Each Party hereby: (i) agrees that any action, suit, arbitration, proceeding or other litigation (each, a “Proceeding”) in connection with or relating to this Agreement or any matters contemplated hereby, shall be brought exclusively in the Delaware Court of Chancery (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court located in the City of Wilmington, Delaware); (ii) consents and submits to personal jurisdiction in connection with any such Proceeding in any such court described in clause (i) of this Section 4(j) and to service of process upon it in accordance with the rules and statutes governing service of process; (iii) waives to the full extent permitted by law any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that any such Proceeding was brought in an inconvenient forum; (iv) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of process and documents in any Proceeding in such courts; (v) agrees to notify the other Parties immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly designate another agent in the State of Delaware to serve in place of such agent and deliver to the other Parties written evidence of such substitute agent’s acceptance of such designation; (vi) agrees that any service made as provided herein shall be effective and binding service in every respect; and (vii) agrees that nothing herein shall affect the rights of any Party to effect service of process in any other manner permitted by law. EACH PARTY IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AGROFRESH SOLUTIONS, INC.

By:	/s/ Jordi Ferre
Name: Jordi Ferre
Title: Chief Executive Officer

AGROFRESH INC.

By:	/s/ Jordi Ferre
Name: Jordi Ferre
Title: Chief Executive Officer

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE DOW CHEMICAL COMPANY

By:	/s/ Ronald C. Edmonds
Name: Ronald C. Edmonds
Title: Controller & Vice President of Controllers and Tax

ROHM AND HAAS COMPANY

By:	/s/ Mark Gibson
Name: Mark Gibson
Title: Chief Financial Officer

[Signature Page to Termination Agreement]